Exhibit 5.1
[BINGHAM GREENEBAUM DOLL LLP LETTERHEAD]

August 11, 2017

First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47305

Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special counsel to First Merchants Corporation, an Indiana corporation (“First Merchants”), in connection with the Registration Statement on Form S-8 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 600,000 shares of common stock, no par value, of First Merchants (the “Shares”) to be issued in connection with its 2009 Long-Term Equity Incentive Plan.
For purposes of the opinions contained herein, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. We also have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature..
As to any facts material to our opinion which we did not independently establish or verify, we have been furnished with and have relied upon certificates of officers and other representatives of First Merchants.
Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, the Plan Shares when issued by First Merchants in accordance with the Plan will be duly authorized, validly issued, fully paid and nonassessable.
We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Indiana.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bingham Greenebaum Doll LLP

Bingham Greenebaum Doll LLP